UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 29, 2021

QUEST RESOURCE HOLDING CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-36451	51-0665952
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3481 Plano Parkway, The Colony, Texas		75056
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 464-0004

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	QRHC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 29, 2021, Quest Resource Holding Corporation, a Nevada corporation (the “Company”), entered into an Amended and Restated Severance and Change in Control Agreement (the “Agreement”) with S. Ray Hatch, the Company’s President and Chief Executive Officer, to modify Mr. Hatch’s current severance and change in control agreement with the Company to provide for the vesting of all unvested stock options and restricted stock units held by Mr. Hatch in the event the Company terminates Mr. Hatch’s employment with the Company other than for Good Cause (as defined in the Agreement) or Mr. Hatch terminates his employment for Good Reason.

The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions, covenants, and agreements contained in the Agreement, which is attached hereto as Exhibit 10.1 and is hereby incorporated by reference into this Item 5.02.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On July 1, 2021, the Company held its 2021 Annual Meeting of Stockholders (the “Annual Meeting”). The following matters were submitted to a vote of the Company’s stockholders at the Annual Meeting: (i) the election of three Class III directors to serve for a three-year term until the Company’s 2024 Annual Meeting of Stockholders and until their successors are duly elected and qualify; (ii) the approval of an amendment to the Company’s 2014 Employee Stock Purchase Plan (the “2014 ESPP”) to increase the number of shares reserved for stock-based compensation under the 2014 ESPP by 250,000 shares; (iii) a non-binding advisory vote to approve the compensation paid to the Company’s named executive officers for fiscal 2020; and (iv) the ratification of the appointment of Semple, Marchal and Cooper, LLP as the Company’s independent registered public accountant for the fiscal year ending December 31, 2021. The number of shares of the Company’s common stock outstanding and eligible to vote as of May 20, 2021, the record date for the Annual Meeting, was 18,720,486.

Each of the matters submitted to a vote of the Company’s stockholders at the Annual Meeting was approved by the requisite vote of the Company’s stockholders. Set forth below is the number of votes cast for, against or withheld, as well as the number of abstentions, as to each such matter, including a separate tabulation with respect to each nominee for director, as applicable. The results were as follows:

Proposal No. 1 Election of Directors Director Nominees	For	Withheld	Broker Non-Votes
Daniel M. Friedberg	9,500,884	96,655	2,129,479
S. Ray Hatch	9,588,704	8,835	2,129,479
Ronald L. Miller, Jr.	9,586,704	10,835	2,129,479

Proposal No. 2	For	Against	Abstain	Broker Non-Votes
Approval of an amendment to the 2014 ESPP to increase the number of shares reserved for stock-based compensation under the 2014 ESPP by 250,000 shares	9,549,785	45,525	2,229	2,129,479

Proposal No. 3	For	Against	Abstain	Broker Non-Votes
Non-binding advisory vote on the compensation paid to the Company’s named executive officers	9,550,642	44,859	2,038	2,129,479

Proposal No. 4	For	Against	Abstain	Broker Non-Votes
Ratification of the selection of Semple, Marchal, and Cooper, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021	11,663,152	60,543	3,323	--

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Severance and Change in Control Agreement, dated June 29, 2021, between the Company and S. Ray Hatch.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEST RESOURCE HOLDING CORPORATION

Dated: July 2, 2021	By:	/s/ Laurie L. Latham
		Name:	Laurie L. Latham
		Title:	Senior Vice President and Chief Financial Officer